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                                                                      Exhibit 11


Statement Regarding Computation of Per Share Earnings
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                                                                                Years Ended December31,

                                                                            1996          1995          1994
                                                                            ----          ----          ----
PRIMARY EARNINGS PER COMMON SHARE
---------------------------------
Earnings
      Net income                                                        $70,772,000    $65,565,000    $70,039,000
                                                                       =============  =============  =============
Shares
      Weighted average common shares outstanding                         30,589,831     30,787,415      31,998,308
      Stock options and other stock incentive plans
           considered to be common stock equivalents                        230,188        178,843         171,426
                                                                        ------------  -------------  --------------
      Weighted average common stock and common stock
           equivalents outstanding                                       30,820,019     30,966,258      32,169,734
                                                                        ============  =============  ==============
Primary earnings per common share                                             $2.30          $2.12           $2.18
                                                                        ============  =============  ==============

FULLY DILUTED EARNINGS PER COMMON SHARE
---------------------------------------
Earnings
      Net income                                                        $70,772,000    $65,565,000     $70,039,000
      After tax interest expense applicable to convertible debentures       268,076        295,311         305,897
                                                                        ------------  -------------  --------------
                                                                        $71,040,076    $65,860,311     $70,344,897
                                                                        ============  =============  ==============
Shares
      Weighted average common shares outstanding                         30,589,831     30,787,415      31,998,308
      Assumed conversion of 9.00% convertible debentures issued
           June 30, 1989                                                    292,090        315,962         327,988
      Stock options and other stock incentive plans
              considered to be common stock equivalents                     300,187        224,412         169,297
                                                                        -----------   -------------  --------------
      Weighted average common stock and common stock equivalents
              outstanding                                                31,182,108     31,327,789      32,495,593
                                                                        ============  =============  ==============
Fully diluted earnings per common share                                       $2.28          $2.10           $2.16
                                                                        ============  =============  ==============
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